Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of Exactech, Inc. and subsidiaries (the “Company”) dated March 16, 2007 (March 14, 2008 as to Note 14) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

June 29, 2009